EXHIBIT 10.1

Execution Version

INCREMENTAL FACILITY AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 18, 2020 (this “Amendment”), is made and entered into by and among BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), each of the Guarantors party hereto, each of the entities with an Incremental Revolving Credit Commitment (as defined below) listed under the caption “Incremental No. 3 Revolving Credit Lenders” on the signature pages hereto (each, in such capacity, an “Incremental No. 3 Revolving Credit Lender” and, collectively, the “Incremental No. 3 Revolving Credit Lenders”) and JPMORGAN CHASE BANK, N.A., as Agent (in such capacity, the “Agent”). JPMORGAN CHASE BANK, N.A. is acting as sole lead arranger and sole bookrunner.
WHEREAS, reference is made to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2019 (as amended by the Incremental Facility Amendment No. 1 to Credit Agreement, dated as of March 12, 2020, and by the Amendment No. 2 to Credit Agreement, dated as of April 6, 2020, and as may be further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the lenders and issuing banks from time to time party thereto and the Agent;
WHEREAS, it is intended that the Borrower will obtain the Incremental No. 3 Revolving Credit Commitments (as defined below) in the form of an increase to the Commitments (as defined in the Credit Agreement) (the “Transactions”);
WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.09 of the Credit Agreement, the Borrower has requested that (a) the Incremental No. 3 Revolving Credit Lenders provide Incremental No. 3 Revolving Credit Commitments in an aggregate principal amount of $100,000,000, and (b) the Credit Agreement be amended pursuant to Section 2.09(f) and Section 9.02(d) thereof in the manner provided for herein;
WHEREAS, (a) the Incremental No. 3 Revolving Credit Lenders are willing to provide the Incremental No. 3 Revolving Credit Commitments to the Borrower on the Incremental No. 3 Amendment Effective Date and (b) the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement; and
WHEREAS, Capital One, National Association and Cadence Bank, N.A. are acting as Co-Documentation Agents.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment constitutes a “Loan Document” (as defined in the Credit Agreement).
SECTION 2. Incremental No. 3 Revolving Credit Commitments.
(a) Incremental No. 3 Revolving Credit Commitments.
(i)Each Incremental No. 3 Revolving Credit Lender hereby agrees, severally and not jointly, to provide an Incremental No. 3 Revolving Credit Commitment to the Borrower, effective as of the Incremental No. 3 Amendment Effective Date, in dollars in an aggregate principal amount equal to the amount set forth opposite such Incremental No. 3 Revolving Credit Lender’s name on Schedule I attached hereto (each, an “Incremental No. 3 Revolving Credit Commitment” and, collectively, the “Incremental No. 3 Revolving Credit Commitments”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The Incremental No. 3 Revolving Credit Commitments shall be deemed to be “Commitments” (as defined in the Credit Agreement (as amended hereby)) for all purposes of the Loan Documents having terms and provisions identical to those applicable to the Commitments outstanding immediately prior to the Incremental No. 3 Amendment Effective Date (the “Existing Revolving Credit Commitments”).
(ii)Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Incremental No. 3 Amendment Effective Date, the Existing Revolving Credit Commitments and the Incremental No. 3 Revolving Credit Commitments shall constitute a single class of Commitments for all purposes under the Credit Agreement (as amended hereby).
(b) Each Incremental No. 3 Revolving Credit Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide an Incremental No. 3 Revolving Credit Commitment have been made available to such Incremental No. 3 Revolving Credit Lender; (ii) agrees that it will, independently and without reliance upon any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Incremental No. 3 Amendment Effective Date such Incremental No. 3 Revolving Credit Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
SECTION 3. Incremental Amendment Effective Date Reallocation.
(a) On the Incremental No. 3 Amendment Effective Date, each of the Lenders holding Existing Revolving Credit Commitments is hereby deemed to assign to each of the Incremental No. 3 Revolving Credit Lenders pursuant to Section 9.04 of the Credit Agreement notwithstanding that no Assignment and Assumption will be executed and delivered to the Agent, and each of the Incremental No. 3 Revolving Credit Lenders is hereby deemed to purchase from each of the Lenders holding Existing Revolving Credit Commitments, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on the Incremental No. 3 Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans are held by the Lenders ratably in accordance with their Commitments after giving effect to the addition of such Incremental No. 3 Revolving Credit Commitments to the Existing Revolving Credit Commitments.
(b) With effect from and including the Incremental No. 3 Amendment Effective Date and the increase in the Commitments as contemplated hereby, each Lender (other than any Incremental No. 3 Revolving Credit Lender), immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental No. 3 Revolving Credit Lender, and each Incremental No. 3 Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations under the Credit Agreement in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Credit Agreement in Letters of Credit held by each Lender will equal the percentage of the aggregate Commitments (after giving effect to the Incremental No. 3 Revolving Credit Commitments) represented by such Lender’s Revolving Credit Commitment (after giving effect to the Incremental No. 3 Revolving Credit Commitments, if applicable).
SECTION 4. Amendments to Credit Agreement.
(a) The Credit Agreement is hereby amended by deleting each reference to Cadence Bank, N.A., as Documentation Agent and replacing it with Capital One, National Association and Cadence Bank, N.A., as Co-Documentation Agents.
(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“Incremental No. 3 Facility Amendment” means that certain Incremental Facility Amendment No. 3 to Credit Agreement dated as of June 18, 2020 among the Borrower, the other Loan Parties thereto, the Agent and the Lenders party thereto.
“Incremental No. 3 Amendment Effective Date” means the date on which the conditions precedent set forth in Section 5 of the Incremental No. 3 Facility Amendment were satisfied or waived in accordance therewith.
“Incremental No. 3 Revolving Credit Commitments” means the Revolving Credit Commitments made on the Incremental No. 3 Amendment Effective Date pursuant to the Incremental No. 3 Facility Amendment.
(c) The definition of “Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, Capital Expenditures shall exclude costs incurred in a cloud computing arrangement that are accounted for in accordance with Financial Accounting Standards Board ASU No. 2018-15.”
(d) The definition of “Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Commitment” means, with respect to each Lender, the sum of such Lender’s obligation to make Loans to Borrower pursuant to Section 2.01.  The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.  The Commitments shall include all New Incremental Revolving Credit Commitments and Incremental No. 3 Amendment Revolving Credit Commitments.  The aggregate amount of the Commitments is $400,000,000 on the Incremental No. 3 Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

(e) The definition of “Lender” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, each Lender making an Incremental No. 3 Revolving Credit Commitment pursuant to the Incremental No. 3 Facility Amendment shall constitute a “Lender” hereunder and, after the Incremental No. 3 Amendment Effective Date, the Agent shall update and/or modify the Register to give effect to the Incremental No. 3 Amendment Effective Date and the transactions contemplated by the Incremental No. 3 Facility Amendment.”
(f) The first sentence of Section 2.09(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Agent and shall only require the written signatures of the Agent, Borrower and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Commitments to exceed $400,000,000.”
(g) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 6.15. Lease Obligations. No Borrower or Guarantor shall enter into any lease arrangement for real or personal property (unless capitalized and permitted under Section 6.16) if, after giving effect thereto, the aggregate amount of all rental and other payments under such lease and all other leases of Borrower and Guarantors then in effect would exceed for any fiscal year an amount equal to $2,000,000, which limitation shall not apply to, or include the rental or other payments under, any lease arrangements disclosed in Schedule 9.15, and any replacements, modification, amendments and renewals thereof (provided that the amounts due under such replacements, modifications, amendments or renewals are not increased except as set forth on Schedule 9.15), any lease arrangements assumed in connection with any Permitted Acquisition (and not incurred in contemplation of such Permitted Acquisition) or any lease arrangements otherwise approved in writing in advance by Agent.”
(h) Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 6.16. Capital Expenditures. Neither Borrower nor any Guarantor shall make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by Borrower and Guarantors during any calendar year period would exceed the greater of (a) $3,000,000 and (b) 1.5% of Borrower’s revenue for the most recently completed four fiscal quarter period for which Current Financials have been (or are required to have been) delivered; provided that the foregoing limitation shall not apply to (i) Capital Expenditures made by Borrower and Guarantors in connection with the build-out of office space located at 4211 Boy Scout Boulevard, Suites 800 and 900, Tampa, Florida 33607 (such office space, the “Tampa Office”), up to an aggregate amount not to exceed $3,250,000 or (ii) for the avoidance of doubt, Capital Expenditures made by the landlord of the Tampa Office in connection with the build-out thereof.”

(i) The Commitment Schedule of the Credit Agreement is hereby amended and restated as set forth in Schedule II to this Amendment.
(j) Exhibit F to the Credit Agreement is hereby amended and restated as set forth in Schedule III to this Amendment.
(k) Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the chief executive office and principal place of business of each Loan Party are located at 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607.
SECTION 5. Conditions Precedent to Incremental Revolving Credit Commitments. This Amendment and each Incremental No. 3 Revolving Credit Lender’s obligation to provide the Incremental No. 3 Revolving Credit Commitments pursuant to this Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Incremental No. 3 Amendment Effective Date”):
(a) The Agent shall have received from the Borrower, each other Loan Party, each Incremental No. 3 Revolving Credit Lender and each Lender either (i) a counterpart of this Amendment duly executed and delivered on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has duly executed and delivered a counterpart of this Amendment.
(b) The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders (including, without limitation, the Incremental No. 3 Revolving Credit Lenders) and dated the Incremental No. 3 Amendment Effective Date) of (i) Davis Polk & Wardwell LLP, counsel to the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties and (iii) Hill Ward Henderson, Florida counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agent.
(c) The Agent shall have received a certificate of each Loan Party, dated the Incremental No. 3 Amendment Effective Date and in form and substance reasonably satisfactory to the Agent, executed by any Responsible Officer of such Loan Party, including or attaching the documents or certifications, as applicable, referred to in paragraph (d) of this Section 5.
(d) The Agent shall have received (i) as to each Loan Party, either (x) a copy of each certificate or articles of incorporation or organization or other applicable constitutive documents of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the Incremental No. 3 Amendment Effective Date pursuant to the Loan Documents remain in full force and effect on the Incremental No. 3 Amendment Effective Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Agent prior to the Incremental No. 3 Amendment Effective Date pursuant to the Loan Documents remain true and correct as of the Incremental No. 3 Amendment Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan

Documents to which it is a party, certified as of the Incremental No. 3 Amendment Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment, and (iv) a certificate of existence or good standing (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.
(e) The Agent shall have received for each Incremental No. 3 Revolving Credit Lender that shall have requested a promissory note at least three (3) Business Days prior to the Incremental No. 3 Amendment Effective Date, a duly completed and executed promissory note for such Incremental No. 3 Revolving Credit Lender.
(f) The Agent shall have received all fees and other amounts due and payable on or prior to the Incremental No. 3 Amendment Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Incremental No. 3 Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party pursuant to Section 9.03 of the Credit Agreement.
(g) The Agent shall have received a certificate from the chief financial officer, treasurer or other financial officer of the Borrower certifying as to the solvency of the Borrower on a consolidated basis after giving effect to the Transactions, substantially in the form of Schedule III hereto.
(h) The Agent and Incremental No. 3 Revolving Credit Lenders shall have received, prior to the Incremental No. 3 Amendment Effective Date, (i) all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Incremental No. 3 Amendment Effective Date by the Agent or such Incremental No. 3 Revolving Credit Lender that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and regulations pertaining to beneficial ownership of legal entity customers, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a customary certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to the Borrower to the extent requested in writing at least five (5) Business Days prior to the Incremental No. 3 Amendment Effective Date by the Agent or such Incremental No. 3 Revolving Credit Lender.
(i) The Borrower shall have paid (i) to the Agent, for the ratable account of the Lenders immediately prior to the Incremental No. 3 Amendment Effective Date, all accrued and unpaid interest on the outstanding Revolving Loans to, but not including, the Incremental No. 3 Amendment Effective Date and (ii) to each existing Lender that has delivered to the Agent its executed signature page to this Amendment no later than 1 Business Day prior to the Incremental No. 3 Amendment Effective Date, a consent fee equal to 0.05% of the aggregate amount of Existing Revolving Credit Commitments held by such existing Lender immediately prior to the Incremental No. 3 Amendment Effective Date.
(j) Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.
(k) Upon the effectiveness of this Amendment, the Borrower is in compliance, on a pro forma basis, with the covenants contained in Section 6.22 of the Credit Agreement.

(l) The representations and warranties in Section 6 of this Amendment shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(m) The Agent shall have received a certificate of a Responsible Officer of Borrower, dated the Incremental No. 3 Amendment Effective Date, certifying compliance with the conditions set forth in paragraphs (j), (k) and (l) of this Section 5.
The Agent shall notify the Borrower and the Lenders of the Incremental No. 3 Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Representations and Warranties. In order to induce the Incremental No. 3 Revolving Credit Lenders, the existing Lenders and the Agent to enter into this Amendment and to induce the Incremental No. 3 Revolving Credit Lenders to provide the Incremental No. 3 Revolving Credit Commitments, the Borrower hereby represents and warrants to the Incremental No. 3 Revolving Credit Lenders, the Lenders and the Agent on and as of the Incremental No. 3 Amendment Effective Date that:
(a) Existence, Good Standing and Authority to do Business. Borrower and each Loan Party is a business entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Borrower and each Loan Party is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing and where failure to do so would reasonably be expected to result in a Material Adverse Event. Except where the failure to do so is not a Material Adverse Event, Borrower and each Loan Party possesses all requisite authority, power, licenses, permits, and franchises (i) to own and operate its properties and assets and (ii) to conduct its business as presently conducted and as presently planned to be conducted.
(b) Authorization; Compliance and No Default. The execution and delivery by Borrower and each Loan Party of this Amendment and each other Loan Document and Borrower’s and each Loan Party’s performance of their obligations under the Amendment and each other Loan Document: (i) are within its corporate, company or partnership power, (ii) have been duly authorized by all necessary corporate, company or partnership action, (iii) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Incremental No. 3 Amendment Effective Date), (iv) do not violate any provision of such Borrower’s or Guarantor’s organizational documents, (v) to the knowledge of Borrower, do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to such Borrower or Loan Party, (vi) do not materially violate, or constitute a material breach of, any material agreements to which it is a party (and no default exists on the part of such Borrower or Loan Party under any such agreement to which it is a party), and (vii) will not result in the creation or imposition of any Lien on any asset of Borrower or any Loan Party other than Liens in favor of Agent.
(c) Binding Effect. This Amendment has been, and each other Loan Document (i) has been duly executed and delivered by Borrower and each Loan Party which is a party to it, (ii) constitutes the legal, valid and binding obligation of Borrower and each Loan Party which is a party to it, and (iii) is enforceable against Borrower, and each Loan Party which is a party to it in accordance with its respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

(d) Incorporation of Representations and Warranties. The representations and warranties of the Borrower set forth in the Credit Agreement and in any other Loan Document are true and correct on and as of the Incremental No. 3 Amendment Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
SECTION 7. Reaffirmation of Guarantees and Security Interests. Each Loan Party party hereto hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the provision of the Incremental No. 3 Revolving Credit Commitments. Each Loan Party hereby (a) affirms and confirms its prior guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and (ii) all prior guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Incremental No. 3 Revolving Credit Lenders, and (c) acknowledges that from and after the date hereof, all Incremental No. 3 Revolving Credit Commitments from time to time outstanding shall be deemed to be Obligations. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents, in each case, as amended by this Amendment.
SECTION 8. Expenses; Indemnity; Damage Waiver. Section 9.03 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
SECTION 9. Miscellaneous.
(a) Recordation of the Incremental No. 3 Revolving Credit Commitments. Upon execution and delivery hereof, the Agent will record in the Register the Incremental No. 3 Revolving Credit Commitments made by the Incremental No. 3 Revolving Credit Lenders.
(b) Amendment, Modification and Waiver. This Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.
(c) Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(d) Governing Law; Jurisdiction; Waiver of Venue; Service of Process. Section 9.09 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(f) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g) Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(h) Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(i) Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Incremental No. 3 Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not constitute a novation of the Credit Agreement or of any other Loan Document. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lender under, the Credit Agreement or any of the other Loan Documents.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BALDWIN RISK PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Authorized Representative

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

Baldwin Krystyn Sherman Partners, LLC
BKS Partners Private Risk Group, LLC
BRP Medicare Insurance Holdings, LLC
BRP Medicare Insurance, LLC
BRP Medicare Insurance II, LLC
BRP Medicare Insurance III, LLC
BRP Main Street Insurance Holdings, LLC
BKS D&M Holdings, LLC
BRP D&M Insurance, LLC
BRP Insurance Intermediary Holdings, LLC
AB Risk Specialist, LLC
KB Risk Solutions, LLC
BKS Financial Services Holdings, LLC
BKS Financial Investments, LLC
BKS Securities, LLC
League City Office Building, LLC
Millennial Specialty Insurance, LLC
BRP Colleague Inc.
BRP Specialty Wholesale, LLC
Guided Insurance Solutions, LLC
BRP Pendulum, LLC

By:	/s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Authorized Representative

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Agent and as a Lender

By:	/s/ Edyn Hengst
Name: Edyn Hengst
Title: Authorized Officer

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

BANK OF AMERICA, N.A.,
as Incremental No. 3 Revolving Credit Lender

By:	/s/ Cameron Cardozo
Name: Cameron Cardozo
Title: Senior Vice President

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Incremental No. 3 Revolving Credit Lender

By:	/s/ William R. Goley
Name: William R. Goley
Title: Managing Director

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as Incremental No. 3 Revolving Credit Lender

By:	/s/ Thomas Lawler
Name: Thomas Lawler
Title: Director

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

LAKE FOREST BANK & TRUST COMPANY, N.A., a
subsidiary of Wintrust Financial Corporation,
as a Lender

By:	/s/ Lena Dawson
Name: Lena Dawson
Title: Senior Vice President

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Teresa Stinson
Name: Teresa Stinson
Title: EVP, FL C&I Banking

[Signature Page to Incremental Facility No. 3 to Credit Agreement]

Schedule I
As of the Incremental No. 3 Amendment Effective Date:

Incremental No. 3 Revolving Credit Lender	Incremental No. 3 Revolving Credit Commitment
Bank of America, N.A.	$25,000,000.00
Wells Fargo Bank, National Association	$25,000,000.00
Capital One, National Association	$50,000,000.00
Total:	$100,000,000.00

Schedule II

Amended and Restated Commitment Schedule

Lender	Commitment (as of the Incremental No. 3 Amendment Effective Date)	Commitment (prior to the Incremental No. 3 Amendment Effective Date)
JPMorgan Chase Bank, N.A.	$114,000,000.00	$114,000,000.00
Bank of America, N.A.	$88,000,000.00	$63,000,000.00
Wells Fargo Bank, National Association	$88,000,000.00	$63,000,000.00
Cadence Bank, N.A.	$35,000,000.00	$35,000,000.00
Lake Forest Bank & Trust Company, N.A.	$25,000,000.00	$25,000,000.00
Capital One, National Association	$50,000,000.00	$0
Total	$400,000,000.00	$300,000,000.00

Schedule III

FORM OF SOLVENCY CERTIFICATE
[ ], 2020
To the Agent and each of the Lenders party to the Amendment referred to below:
I, the undersigned chief financial officer of Baldwin Risk Partners, LLC, a Delaware limited liability company (“Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:
1.    This certificate is furnished to the Agent and the Lenders pursuant to Section 5(g) of the Incremental Facility Amendment No. 3 to Credit Agreement, dated as of June 18, 2020 (“Amendment No. 3”), among Borrower, each Lender party thereto, each of the Guarantors party thereto, and JPMorgan Chase Bank, N.A., as Agent (the “Agent”), which amends that certain Fourth Amended and Restated Credit Agreement, dated as of December 19, 2019 (as amended by the Incremental Facility Amendment No. 1. to Credit Agreement, dated as of March 12, 2020 and by Amendment No. 2. To Credited Agreement, dated as of April 6, 2020, as further amended or otherwise modified from time to time, including by the Amendment No. 3, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Agent. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.
2.    For purposes of this certificate, the terms below shall have the following definitions:
(a)    “Fair Value”
The amount at which the assets (both tangible and intangible), in their entirety, of Borrower would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
(b)    “Present Fair Salable Value”
The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Borrower are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
(c)    “Liabilities”
The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Borrower, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.
(d)    “Will be able to pay their Liabilities as they mature”

For the period from the date hereof through the Maturity Date, Borrower will have sufficient assets and cash flow to pay its Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Loan Parties and in light of the anticipated credit capacity.
(e)    “Do not have Unreasonably Small Capital”
Borrower after consummation of the Transactions (as defined in the Amendment) is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Maturity Date. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Borrower and in light of the anticipated credit capacity.
3.    For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
(a)    I have reviewed the financial statements most recently delivered pursuant to Section 3.23 of the Credit Agreement.
(b)    I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
(c)     As chief financial officer of the Borrower, I am familiar with the financial condition of the Borrower.
4.    Based on and subject to the foregoing, I hereby certify on behalf of Borrower that after giving effect to the consummation of the Transactions (as defined in the Amendment), it is my opinion that (a) the Fair Value of the assets of the Borrower exceeds its Liabilities, (b) the Present Fair Salable Value of the assets of Borrower exceeds its Liabilities; (c) Borrower does not have Unreasonably Small Capital; and (d) Borrower will be able to pay its Liabilities as they mature.
* * *

IN WITNESS WHEREOF, Borrower has caused this certificate to be executed on its behalf by the undersigned chief financial officer as of the date first written above.

BALDWIN RISK PARTNERS, LLC

By:
Name: Kristopher A. Wiebeck
Title: Chief Financial Officer

[Signature Page for Solvency Certificate]